Exhibit 99.1

CONTACT:	Corporate Communications
404-715-2554, media@delta.com

Delta Board of Directors Names Vasant Prabhu as Newest Member

ATLANTA, April 28, 2023 – Delta Air Lines’ (NYSE:DAL) board of directors today announced Vasant Prabhu as its newest member.

Mr. Prabhu is the Vice Chair, Chief Financial Officer of Visa Inc. He has been Chief Financial officer since 2015 and was elected Vice Chair in 2019. He will retire from Visa on September 30, 2023.

“Vasant’s extensive financial experience as a chief financial officer of several large public companies, as well as his substantial global management experience, will contribute valuable expertise to Delta’s board,” said Frank Blake, Delta’s non-executive Chair of the board. “Most importantly, he shares Delta’s values of always putting people first as we serve our customers, employees, owners and communities.”

Prior to his tenure at Visa Inc., Mr. Prabhu served as Chief Financial Officer for NBCUniversal Media, LLC from May 2014 to February 2015, Chief Financial Officer and Vice Chairman of Starwood Hotels & Resorts Worldwide, Inc. from 2004 to May 2014 and Executive Vice President and Chief Financial Officer of Safeway, Inc. from 2000 to 2004. Mr. Prabhu has also held senior leadership roles at The McGraw-Hill Companies, Inc., PepsiCo, Inc. and Booz Allen Hamilton.

He holds an M.B.A. from the University of Chicago Booth School of Business and a Bachelor of Technology in Engineering from the Indian Institute of Technology.

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